THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                          COMMON STOCK PURCHASE WARRANT

No. 99-1

                 To Purchase 1,000,000 Shares of Common Stock of

                                 INTERIORS, INC.

      THIS CERTIFIES that, for value received, Limeridge LLC (the "Holder", including permitted assigns), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after September 30, 2000, and on or prior to September 29, 2004 (the "Termination Date") but not thereafter, to subscribe for and purchase from Interiors, Inc. a Delaware corporation (the "Company"), One Million (1,000,000) shares of Common Stock (the "Warrant Shares"). The purchase price of one share of Class A Common Stock of the Company (the "Common Stock")under this Warrant shall be equal to $2.00 (the "Exercise Price"), or the Holder may exercise this Warrant pursuant to the Cashless Exercise feature set forth in Section 3 below. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the Secured Convertible Note Purchase Agreement dated as of September 30, 1999 (the "Agreement") entered into between the Company, and the Holder. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control. Any capitalized terms used herein but not otherwise defined shall have that meaning assigned in the Agreement.

      1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

      2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

      3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 11 below, by the surrender of this Warrant and the Exercise Form annexed hereto duly executed, to the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the Warrant Shares purchased thereby, or pursuant to the cashless exercise feature set forth herein. Certificates for Warrant Shares purchased hereunder shall be delivered to the Holder within three Business Days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price (in the event the Holder does not choose to utilize the cashless exercise feature) of the Warrant Shares may be by wire transfer (of same day funds) to the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased.

      The Holder may pay the Exercise Price in cash or pursuant to a cashless exercise, as follows:

            (a) Cash Exercise. The Holder shall deliver immediately available funds;

            (b) Cashless Exercise. The Holder may surrender this Warrant to the Company together with a Notice of Exercise, indicating it is utilizing the Cashless Exercise feature, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                  X = Y  (A-B)/A

      Where:      X = the number of Warrant Shares to be issued to the Holder.

                  Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                  A = the average of the closing sale prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the date the Company receives a facsimile of the Notice of Exercise.

                  B = the Exercise Price.

      For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the original issuance date of this Warrant.

      4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of issuing fractional shares, the Company shall round up to the nearest whole share the number of Warrant Shares due upon exercise of this Warrant.

      5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder.

      6. Closing of Books. The Company will at no time close its shareholder books or records in any manner that interferes with the timely exercise of this Warrant.

      7. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant the Holder shall be entitled to exercise this Warrant, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which the Company shall have received the Exercise Price along with the Notice of Exercise and Warrant being exercised, or in the event of a cashless exercise on the close of business on the date on which the Company receives the original Warrant being exercised along with the Notice of Exercise..

      8. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold except (i) in a transaction registered under the Securities Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

      9. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

      10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

      11. Adjustments. The Exercise Price shall be adjusted as provided below in this Section (the Exercise Price, and the Exercise Price as thereafter then adjusted, shall be included in the definition of Exercise Price) and the Exercise Price from time to time shall be further adjusted as provided for below in this Section. Upon each adjustment of the Exercise Price, the Holder shall thereafter be entitled to receive upon exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by (a) multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and (b) dividing the product thereof by the Exercise Price resulting from such adjustment. The Exercise Price shall be adjusted as follows:

            (i) In the case of any amendment to the Company's Articles of Incorporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, this Warrant shall be adjusted so as to provide that upon exercise thereof, the Holder shall receive, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the Holder issuable upon such exercise had the exercise occurred immediately prior to such designation, change or division. This Warrant shall be deemed thereafter to provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Subsection (i) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

            (ii) If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

            (iii) Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as provided above, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

            (iv) In case the Company shall issue shares of Common Stock ("Additional Shares") or in case the Company shall issue rights, options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for Common Stock, in any case at a Price Per Share (as defined below) which is lower than the closing price per share of Common Stock (as reported by Bloomberg, L.P. ("Bloomberg"), as traded on The Nasdaq Stock Market, the OTC Bulletin Board or any other national securities exchange on the date of issuance of such Additional Shares, rights, options, warrants or other convertible securities (the "Trigger Price"), the number of Warrant Shares hereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of this Warrant by the following fraction:

            (A)(i) The number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares or rights, options, warrants or convertible securities, plus (ii) the number of Additional Shares actually subscribed for and purchased and shares of Common Stock issuable upon conversion or exercise of such rights, options, warrants, or convertible securities, divided by

            (B)(i) The number of shares of Common Stock outstanding immediately prior to issuance of such Additional Shares or rights, options, warrants or convertible securities plus (ii) the number of shares of Common Stock which the aggregate Proceeds (as defined below) received by the Company upon the sale of such Additional Shares or exercise or conversion of such rights, options, warrants and convertible securities would purchase at the Trigger Price.

      Such adjustment shall be made whenever such Additional Shares or rights, options, warrants or convertible securities are issued, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such rights, options or warrants.

            For purposes of this Section, "Price Per Share" shall be defined and determined according to the following formula:

                    R
            P  =  ---------------
                    N

            where

            P  =  Price Per Share,

            R = the "Proceeds" received or receivable by the Company which (i) in the case of shares of Common Stock is the total amount received or receivable by the Company in consideration for the sale and issuance of such shares; (ii) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable or exercisable for shares of Common Stock, is the total amount received or receivable by the Company in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable or exercisable securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and (iii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable or exercisable securities, is the total amount received or receivable by the Company in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate amount of additional consideration other than the surrender of such convertible or exchangeable securities, payable upon the exercise, conversion or exchange of such rights, options or warrants and upon the conversion or exchange or exercise of the convertible or exchangeable or exercisable securities; provided that in each case the proceeds received or receivable by the Company shall be deemed to be the gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other performing similar services or any expenses incurred in connection therewith,

            and

            N = the "Number of Shares," which (i) in the case of Common Stock is the number of shares issued; (ii) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable or exercisable for shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof; and (iii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable or exercisable securities, is the maximum number of shares of Common Stock initially issuable upon conversion, exchange or exercise of the convertible, exchangeable or exercisable securities issuable upon the exercise of such rights, options or warrants.

            If the Company shall issue shares of Common Stock or rights, options, warrants or convertible or exchangeable or exercisable securities for a consideration consisting, in whole or in part, of property other than cash, the amount of such consideration shall be determined in good faith by the Board of Directors of the Company whose determination shall be conclusive and binding upon the Holder(s) of this Warrant.

                  (v) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Exercise Price; provided that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

            (vi) No adjustment in the number of Warrant Shares purchasable upon the exercise of this Warrant need be made under paragraph (iii) or (iv) if the Company issues or distributes to the holder of this Warrant the shares, rights, options, warrants or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which the holder of this Warrant would have been entitled to receive had this Warrant been exercised prior to the happening of such event or the record date with respect thereto. In no event shall the Company be required or obligated to make any such distribution otherwise than in its sole discretion. No adjustment in the number of Warrant shares purchasable upon the exercise of this Warrant need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value of the Common Stock.

            (vii) In the event that at any time, as a result of an adjustment made pursuant to paragraph (i) above, the holder of this Warrant shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (i) through (iii), inclusive, above.

            (viii) If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation or other entity, or the sale of all or substantially all of the Company's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section) lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to receive upon the exercise hereof upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant under this Section had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof including an immediate adjustment, by reason of such consolidation or merger, of the Exercise Price to the value for the Common Stock reflected, by the terms of such consolidation or merger if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation or merger. Subject to the terms of this Warrant, in the event of a merger or consolidation of the Company with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to investors of Common Stock, is greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger or consolidation, then the Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The Company shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive or otherwise acquire. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock in accordance with such offer.

            (ix) In case the Company shall, at any time prior to exercise of this Warrant, consolidate or merge with any other corporation or other entity (where the Company is not the surviving entity) or transfer all or substantially all of its assets to any other corporation or other entity, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder upon the exercise of this Warrant after the effective date of such transaction shall be entitled to receive the kind and, amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by the Holder of the number of shares of Common Stock as to which this Warrant was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interest of the Holder to the end that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon exercise of this Warrant. Upon the occurrence of any event described in this Subsection (v), the Holder shall have the right to (i) exercise this Warrant immediately prior to such event at an Exercise Price equal to lesser of (1) the then Exercise Price or (2) the price per share of Common Stock paid in such event, or (ii) retain ownership of this Warrant, in which event, appropriate provisions shall be made so that the Warrant shall be exercisable at the Holder's option into shares of stock, securities or other equity ownership of the surviving or acquiring entity.

      12. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder a certificate signed by its President or Vice President and by its Treasurer, or Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the computation by which such adjustment was made, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and the Exercise Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to the Holder. The Company shall make such certificate and mail it to the Holder immediately after each adjustment.

      13. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the domestic securities exchange or market upon which the Common Stock may be listed.

      14. 4.99% Limitation. The number of shares of Common Stock which may be acquired by the Holder pursuant to the terms herein shall not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by the Holder, would result in the Holder owning more than 4.99% of the then issued and outstanding Common Stock at any one time. The preceding shall not interfere with the Holder's right to exercise this Warrant over time which in the aggregate totals more than 4.99% of the then outstanding shares of Common Stock so long as the Holder does not own more than 4.99% of the then outstanding Common Stock at any given time.

      15. Miscellaneous.

            (a) Issue Date; Choice of Law; Venue; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant will be construed and enforced in accordance with and governed exclusively by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. The parties consent to the exclusive jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if the other party to this Warrant obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Warrant irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

            (b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered (or if no exemption from registration exists), will have restrictions upon resale imposed by state and federal securities laws. Each certificate representing the Warrant Shares issued to the Holder upon exercise (if not registered or if no exemption from registration exists) will bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THERE IS AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

            (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

            (d) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day between the hours of 9:00 a.m. and 5:00 p.m. where such notice is to be received), (b) on the second Business Day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) five calendar days after sent by regular mail.

            16. The Company shall have the right to redeem the purchase rights granted under this Warrant then existing, in whole or in part, in cash at the Redemption Price (as defined below) at any time thereafter by providing written notice (the "Redemption Notice") to the Holder. The Company shall wire transfer the appropriate amount of funds to the Holder to complete the redemption, which shall be (if the Redemption Notice is received via facsimile by the Holder prior to the first anniversary of the date of this Warrant) no later than the tenth Business Day after the Holder has received the Redemption Notice via facsimile (the "Redemption Date") and if the Redemption Notice is received via facsimile by the Holder after the first anniversary of the date of this Warrant, than no later than the third Business Day after the Holder has received the Redemption Notice via facsimile (also referred to as a Redemption Date). Upon facsimile receipt of the Redemption Notice, the Holder's right to exercise this Warrant shall terminate and be canceled immediately; provided, however, that the right to exercise this Warrant shall immediately be reinstated if the Company fails to comply with the redemption provisions hereof. In the event the Company fails to wire the appropriate amount of funds to the Holders as set forth in the Redemption Notice on or before the Redemption Date, or shall otherwise fail to comply with the redemption provisions set forth herein on three separate occasions, then the Company shall have waived its right to redeem any portion of the purchase rights under this Warrant at any time thereafter.

            The Redemption Notice shall set forth (i) the Redemption Date, (ii) the Redemption Price, as defined below, and (iii) the number of purchase rights of Warrant Shares being redeemed. The Redemption Notice shall be delivered by facsimile to the Holder at its address as the same shall appear on the books of the Company. The Redemption Price shall be equal to $0.25 per purchase right of a Warrant Share being redeemed.

            At the close of business on the Redemption Date, subject to the Holder's receipt of the applicable Redemption Price, the portion of this Warrant being redeemed shall be automatically canceled and converted into a right to receive the Redemption Price, and all rights of this Warrant, including the right to exercise shall cease without further action. Immediately following the Redemption Date (assuming full compliance by the Company with the redemption provisions set forth herein), the Holder shall surrender its original Warrant at the office of the Company, and the Company shall issue to the Holder a new Warrant certificate for that number of Warrant Shares purchasable hereunder, if any.

      The Redemption Price shall be adjusted proportionally upon any adjustment of the Exercise Price as set forth above.

      The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure hereunder unless it has:

            (i) the full amount of the Redemption Price in cash, available in a demand or other immediately available account in a bank or similar financial institution;

            (ii) immediately available credit facilities, in the full amount of the Redemption Price with a bank or similar financial institution; or

            (iii) a combination of the items set forth in (a) and (b) above, aggregating the full amount of the Redemption Price.

      17. The aggregate number of Warrant Share which may be acquired by the Holder upon conversion of all of Notes and upon exercise of all of the Warrants, shall not equal or exceed nineteen and nine tenths (19.9%) percent of the aggregate number of issued and outstanding shares of Common Stock, Class B Common Stock or other Securities of the Company having voting power as at the Closing Date (the "Maximum Underlying Shares").

Until such time as the Notes and Warrants issued under this Agreement shall have been either converted or redeemed pursuant, and the Warrants shall have either been exercised or shall have expired, the Investor(s) may not convert his or its Note and/or exercise his or its Warrant into an aggregate number of Underlying Shares and Warrant Shares which shall exceed the product of multiplying (a) a fraction, the numerator of which shall be the original principal amount of this Note and the denominator of which shall be $13,540,626, by (b) the aggregate number of Maximum Underlying Shares. In lieu of such issuance(s) the Company shall pay to the Investor(s) the cash value of such shares of Common Stock due to the Holder(s) within five Business Days of when such issuance is due based upon the Bid Price of the Common Stock on the Trading Date of when due (or such next Trading Day if such day is not a Trading Day).

            IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: September , 1999

                                        INTERIORS, INC.


                                        By: /s/ Max Munn
                                           -------------------------------------
                                           Name: Max Munn
                                           Title: President

                               NOTICE OF EXERCISE

To: Interiors, Inc.

(1) The undersigned hereby elects to purchase ________ shares of Common Stock of Interiors, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2) The undersigned chooses to utilize the cashless exercise feature of this Warrant and pursuant to the terms of the Warrant is entitled to receive _____ Warrant Shares upon the cashless exercise of _____ Warrant Shares.

(3) Upon exercise pursuant to this Notice of Exercise, the undersigned will not own 4.99% or more of the then issued and outstanding shares of Common Stock of the Company.

(4) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as are specified below:

                  -------------------------------
                  (Name)

                  -------------------------------
                  (Address)
                  -------------------------------

Dated:


------------------------------
Signature

                                 ASSIGNMENT FORM

             (To assign the foregoing warrant, execute this form and
                          supply required information.
                 Do not use this form to exercise the warrant.)

            FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________________________ whose address is

_______________________________________________________________.


--------------------------------------------------------------------------------

                                          Dated:____________________,

                  Holder's Signature: _____________________________

                  Holder's Address: _______________________________

                                    _______________________________

Signature Guaranteed:  ____________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.